HAUGEN, SPRINGER & CO., P.C.
Certified Public Accountants
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9250 East Costilla Avenue - Suite 150 - Englewood, CO  80112
(303) 799-6969 - FAX (303) 799-6974
www.hsco.com - taxman@hsco.com
                                                        Robert S. Haugen, C.P.A.
                                                     Charles K, Springer, C.P.A.




October 30, 2000

Securities and Exchange Commission
340 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Stansbury Holdings Corporation (Stansbury) at item 8 of Form 10-KSB annual report for the fiscal years ending June 30, 200 and 1999. We agree with the statements concerning our firm in such Form 10-KSB.

Sincerely,

/s/ Haugen, Springer & Co., P.C.

Haugen, Springer & Co., P.C.



Members:   American Institute of Certified Public Accountants
           Colorado Society of Certified Public Accountants